Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

INSPIRATO INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Newly Registered Shares
Fees to be paid	Equity	Class A Common Stock, $0.0001 par value	Rule 457(c)	9,753,105	$4.10	$39,987,730.50	$147.60 per $1,000,000	$5,902.19
	Total Offering Amounts					$39,987,730.50		$5,902.19
	Total Fee Offsets							$0.00
	Net Fee Due							$5,902.19

(1)	The amount to registered consists of (i) 2,906,959 shares of Class A Common Stock issued or issuable upon the exchange of certain limited liability company membership units of Inspirato LLC, a direct, wholly owned subsidiary of the registrant, and shares of Class V common stock, par value $0.0001 per share, held by certain current or former members of Inspirato LLC; (ii) 130,510 shares of Class A Common Stock issued to certain accredited investors pursuant to individual subscription agreements, each entered into effective as of June 30, 2021; (iii) 884,734 shares of Class A Common Stock issuable upon the conversion of the 8% Senior Secured Convertible Notes due 2028 held by an affiliate of Capital One Financial Corporation; (iv) 2,915,451 shares of Class A Common Stock issued to One Planet Group, LLC, a Delaware limited liability company (“One Planet Group”), pursuant to an investment agreement, dated August 12, 2024 and amended on August 30, 2024 (the “OPG Investment Agreement”), between us and One Planet Group; and (v) 2,915,451 shares of Class A Common Stock issuable upon the exercise of a warrant issuable to One Planet Group pursuant to the OPG Investment Agreement.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such an indeterminate amount of shares of common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) under the Securities Act based upon the average of the high and low prices of the common stock of the registrant on the Nasdaq Global Market LLC on September 10, 2024 (such date being within five business days prior to the date that this registration statement was filed with the Securities and Exchange Commission).